Exhibit 3.2

STRIPES US HOLDING, INC.

BY-LAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting and Notices. Meetings of the stockholders of Stripes US Holding, Inc., a Delaware corporation (the “Corporation”) shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.

Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5. Voting. Except as set forth in the Stockholders Agreement dated as of November 21, 2018 between the holders of the common stock of the Corporation (as the same may be amended, restated or otherwise modified in accordance with its terms, the “Stockholders Agreement”) or as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

Section 6. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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ARTICLE II

DIRECTORS

Section 1. Number, Election and Removal of Directors. The number of directors (each, a “Director”) that shall constitute the Board of Directors shall be five (5). Subject to and in accordance with the Stockholders Agreement, the Directors shall be elected by the stockholders at their annual meeting and vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Directors or by the stockholders. A Director may be removed in accordance with the terms set out in the Stockholders Agreement.

Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the request of the President and shall be called by the President and Secretary if directed by the Board of Directors.

Section 3. Electronic Meetings. Meetings of the Board of Directors or of any committee thereof may be held by means of telephone or video conferencing or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a Director in a meeting pursuant to this Section 3 shall constitute presence in person at such meeting.

Section 4. Notice. Notice need not be given of regular meetings of the Board of Directors. At least seventy-two (72) hours before each special meeting of the Board of Directors, written notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Director; provided that notice of any meeting need not be given to any Director who shall be present at such meeting (in person or by telephone) or shall waive notice thereof in writing either before or after such meeting.

Section 5. Quorum. Subject to the terms set out in the Stockholders Agreement, a majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Except as otherwise provided by applicable law or the Stockholders Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall constitute an act of the Board of Directors. Subject to the immediately succeeding sentence, each director shall have one (1) vote on any matter brought before or voted by the Board of Directors. Notwithstanding anything in these By-Laws, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the Stockholders Agreement to the contrary, to the extent that the Lender Directors (as defined in the Stockholders Agreement) present at any duly convened meeting of the Board of Directors are unable for any reason to exercise the collective voting power that would be enjoyed at such meeting by all of the Lender Directors had all of such Lender Directors as of the date of such meeting been present at such meeting (including because the full number of Lender Directors that the Representative (as defined in the Stockholders Agreement) is entitled to designate pursuant to the Stockholders Agreement have not been appointed), the collective voting power of the Lender Directors present at such meeting shall be increased such that such Lender Director present at such meeting shall be entitled as a group to cast the number of votes which the Lender Directors would be entitled to cast as a group at such meeting had all the Lender Directors as of such time been appointed and present at such meeting.

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Section 6. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, these By-Laws or the Stockholders Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 7. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors or as may be provided in the Stockholders Agreement, a fixed fee and/or expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE III

OFFICERS

The Board of Directors shall appoint (or cause or instruct the appointment of), from time to time, the officers of the Corporation and its subsidiaries (each, an “Officer”) and may assign titles to such Officers as the Board of Directors may deem necessary or advisable. Each Officer shall have such powers, authority and responsibilities as are delegated by the Board of Directors (or the board of directors or other governing body of the applicable subsidiary) from time to time. Each Officer shall serve at the pleasure of the Board of Directors, and any appointment may be revoked by the Board of Directors at any time, with or without cause.

ARTICLE IV

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Right of Indemnification. Every person who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was, is now serving or hereafter serves as a director or officer of the Corporation or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit and in accordance with and to the fullest extent permitted by law.

Section 2. Expenses. Expenses incurred by a person entitled to indemnification pursuant to Article VI Section 1 in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the General Corporation Law of the State of Delaware (the “DGCL”) so requires, such advances of expenses shall only be made upon receipt of an undertaking (in form and substance, including reasonable conditions, reasonably acceptable to the Board of Directors) by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IV.

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Section 3. Procedure for Indemnification. Any indemnification under this Article IV Section 1 or any advance of expenses under this Article IV Section 2 shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under this Article IV Section 1 in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within ninety days of, or to the extent all or any portion of a requested advance of expenses has not been granted within twenty days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article, in whole or in part, shall also be indemnified by the Corporation.

Section 4. Burden of Proof.

a)            In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under this Article IV Section 1, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

b)            In any proceeding brought to enforce a claim for advances to which a person is entitled under this Article IV Section 2, the person seeking an advance need only show that he has satisfied the requirements expressly set forth in this Article IV Section 2.

Section 5. Contract Right, Non-Exclusivity, and Survival.

a)            The rights to indemnification and advancement of expenses provided by this Article IV shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such contract rights may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

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b)            The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

c)            The rights to indemnification and advancement of expenses provided by this Article IV to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.

c)            For the purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

e)            Any director, officer, employee or agent of the Corporation entitled to indemnification, advancement of expense and/or insurance, in each case pursuant to this Article VI, and that is a director, officer, employee, partner, member or advisor of a stockholder (each such person a “Upstream Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of such stockholder and/or its affiliates (collectively, the “Upstream Indemnifying Parties”). Notwithstanding anything to the contrary in these By-Laws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each Upstream Indemnitee are primary and the any obligation of the Upstream Indemnifying Parties to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Upstream Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each Upstream Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Article VI, without regard to any rights each Upstream Indemnitee may have against the Upstream Indemnifying Parties and (iii) the Corporation irrevocably waives, relinquishes and releases the Upstream Indemnifying Parties from any and all claims against the Upstream Indemnifying Parties for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary contained in these By-Laws or otherwise, no advancement or payment by the Upstream Indemnifying Parties on behalf of an Upstream Indemnitee with respect to any claim for which such Upstream Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the Upstream Indemnifying Parties will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Upstream Indemnitee against the Corporation. The Upstream Indemnifying Parties are express third party beneficiaries of the terms of this Article VI.

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Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 7. Employees and Agents. The Board of Directors, or any officer authorized by the Board of Directors generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board of Directors may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 8. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 9. Corporate Opportunities. Except as otherwise provided in the last proviso of this Section 9, (a) no stockholder and no stockholder, member, manager, partner or affiliate of any stockholder (other than the Corporation or its subsidiaries) or their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Corporation or any of its subsidiaries in which the Corporation or one of its subsidiaries may, but for the provisions of this Section 9, have an interest or expectancy (a “Corporate Opportunity”), and (b) no stockholder nor any Stockholder Group Member (even if also a director of the Corporation or any of its subsidiaries) will be deemed to have breached any fiduciary or other duty or obligation to the Corporation by reason of the fact that any such person pursues or acquires a Corporate Opportunity for itself or its affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another person or does not communicate information regarding such Corporate Opportunity to the Corporation or its subsidiaries. The Corporation, on behalf of itself and its subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Corporation; provided that neither the Corporation nor any of its subsidiaries renounces any interest or expectancy any of them may have in any Corporate Opportunity that is offered to an officer of the Corporation or its subsidiaries whether or not such individual is also a director or officer of a Stockholder, if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation and the stockholders recognize that the Corporation and its subsidiaries reserve such rights. For purposes of this Section 9, “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any group comprised of two or more of the foregoing.

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ARTICLE V

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 2. Corporate Books. The books and records of the Corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.

Section 3. Delaware Forum Selection; Governing Law. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the By-laws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. These By-Laws and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, without regard to its conflict of laws principles or rules that would mandate the application of the laws of any other jurisdiction.

Section 4. Certificates of Stock. At the discretion of the Board of Directors, a certificate of stock may be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation, or shares may be uncertificated. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

Section 5. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 6. Transfer of Shares. Without limiting anything contained in the Stockholders Agreement, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

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Section 7. Dividends. The Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VI

AMENDMENTS

The Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation, provided that the Board of Directors may not alter, amend or repeal any By-Laws as such alternation, amendment or repeal would conflict with the Stockholders Agreement.

ARTICLE VII

SUBJECT TO CERTIFICATE OF INCORPORATION

These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate of Incorporation of the Corporation, the Certificate of Incorporation shall control.

ARTICLE VII

CONSTRUCTION

In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of the Certificate of Incorporation shall be controlling. References in these By-laws to Articles and Sections shall refer to Articles and Sections hereof.

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